UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2005

CHRONIMED INC.

(Exact name of registrant as specified in its charter)

MINNESOTA	0-19952	41-1515691
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10900 Red Circle Drive
Minnetonka, Minnesota 55343
(Address of Principal Executive Offices and Zip Code)

(952) 979-3600
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 11, 2005, Anthony J. Zappa entered into an Amended and Restated Employment Agreement (“Employment Agreement”) with Chronimed Inc. (the “Company”). Pursuant to the terms and conditions of the Employment Agreement, Dr. Zappa is employed as the Company’s Executive Vice President, Operations and receives a base salary of not less than $230,000 per year during the term of the Employment Agreement, and bonuses, stock options and benefits commensurate with his position and responsibilities. The Employment Agreement remains in effect until terminated by (i) mutual agreement, (ii) Dr. Zappa’s death or eligibility for and receipt of long-term disability benefits under a Company sponsored plan of disability insurance, (iii) receipt of 45 days prior written notice given by one party to the other indicating an intention to terminate without cause, (iv) the Company for cause (as defined in the Employment Agreement) or (v) the occurrence on or before June 14, 2005 of an event that constitutes a change of control as defined in the Employment Agreement (a “Change of Control Event”).

     If Dr. Zappa is not given an offer to remain employed with the Company or its successor within 30 days after the occurrence of a Change of Control Event, or if Dr. Zappa rejects such an offer, Dr. Zappa is entitled to receive (i) his base salary through the date of termination, including the pro-rated bonus earned for the partial year, if any, (ii) base salary payments for a period of 12 months after termination at the rate in effect on the date of termination, payable on a monthly basis, (iii) the average of any bonus or incentive compensation paid or payable by the Company to Dr. Zappa for the two most recent fiscal years, payable in equal monthly installments and (iv) immediate vesting of all unvested stock options (collectively, the “Severance Benefits”). If Dr. Zappa accepts an offer to remain employed with the Company or its successor after the occurrence of a Change of Control Event, and within one year of commencing services pursuant to such offer Dr. Zappa terminates his employment for good reason (as defined in the Employment Agreement) or the Company delivers notice of termination of the Employment Agreement or fails to assign the Employment Agreement to a successor employer, then Dr. Zappa is entitled to receive the Severance Benefits. In addition, Dr. Zappa is entitled to receive the Severance Benefits if the Company terminates Dr. Zappa’s employment without cause as defined in the Employment Agreement.

     Dr. Zappa is subject to a non-competition provision during the term of the Employment Agreement and until the later of (i) one year following termination of the Employment Agreement or (ii) receipt of the last of any payment of the Severance Benefits. Dr. Zappa is also subject to a confidentiality provision during the term of the Employment Agreement and for a period of three years following termination of his employment for any reason. A copy of the Employment Agreement is attached as Exhibit 10.1, which is incorporated into this Current Report as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

The following exhibit is filed as a part of this Current Report:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Anthony J. Zappa and Chronimed Inc., dated February 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRONIMED INC.
Date: February 16, 2005	/s/ Gregory H. Keane

Gregory H. Keane Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Amended and Restated Employment Agreement between Anthony J. Zappa and Chronimed Inc., dated February 11, 2005.

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